EXHIBIT 31.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002
I, Helen I. Torley, M.B. Ch.B., M.R.C.P., Chief Executive Officer of Halozyme Therapeutics, Inc. certify that:

1.	I have reviewed this Amendment No. 1 to Quarterly Report on Form 10-Q of Halozyme Therapeutics, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated:	August 11, 2015	/s/ Helen I. Torley, M.B. Ch.B., M.R.C.P.
Helen I. Torley, M.B. Ch.B., M.R.C.P
President and Chief Executive Officer